Exhibit 99.1

JFrog Announces Third Quarter 2020 Results

Third Quarter Revenue Increased 40%; Year-to-Date Revenue Increased 46%

Record Free Cash Flow of $9.7 million in the Quarter

Raised $393 million from Initial Public Offering

SUNNYVALE, Calif., Nov. 4, 2020 – JFrog Ltd. (NASDAQ: FROG), the liquid software Company, today announced financial results for its third quarter ended September 30, 2020.

“In our first quarter as a public Company, JFrog’s demonstrated growth, high retention and strong momentum reflected the mission-critical nature of JFrog products to our customers,” said Shlomi Ben Haim, CEO and Co-founder of JFrog. “Our customers continue to adopt cloud-based and hybrid solutions as they embrace digital transformation through modern, cloud-native technologies. As DevOps continues to change the software update landscape, we look forward to leading the market in the fourth quarter and beyond.”

Third Quarter Financial Highlights:

•

Revenue for the third quarter of 2020 was $38.9 million, an increase of 40% from $27.8 million for the third quarter of 2019. Revenue for the first nine months of 2020 was $108.1 million, an increase of 46% from $74.0 million for the first nine months of 2019.

•	GAAP Gross Profit was $31.6 million; GAAP Gross Margin was 81.3%.

•	Non-GAAP Gross Profit was $32.2 million; non-GAAP Gross Margin was 82.7%.

•	GAAP Operating Loss was $5.4 million; GAAP Operating Margin was (14%).

•	Non-GAAP Operating Income was $5.1 million; non-GAAP operating margin was 13%.

•	GAAP Net Loss per diluted share was $0.14; non-GAAP Net Income Per Diluted Share was $0.05.

•	Operating Cash Flow was $10.8 million, with Free Cash Flow of $9.7 million.

•	Cash, cash equivalents and investments were $578.0 million as of September 30, 2020.

Third Quarter & Recent Business Highlights

•	Ended the quarter with 313 customers with ARR greater than $100,000; 9 customers with ARR above $1 million.

•	Net Dollar Retention for the trailing four quarters was 136%.

•	Named Micheline Nijmeh Chief Marketing Officer.

•	Completed Initial Public Offering, with net proceeds of approximately $393 million.

•	Launched a free cloud tier for the developer community, expanding global exposure of core JFrog Platform services.

Fourth Quarter and Full Year 2020 Outlook

Based on information as of today, November 4, 2020, JFrog is providing the following guidance for the fourth quarter and full year 2020:

•	Fourth Quarter 2020 Outlook:

•	Revenue between $40.9 million and $41.9 million.

•	Non-GAAP operating income between $1.2 million and $2.2 million.

•	Non-GAAP net income per share between $0.00 and $0.02 assuming approximately 104 million weighted average diluted shares outstanding.

•	Full Year 2020 Outlook:

•	Revenue between $149.0 million and $150.0 million.

•	Non-GAAP operating income between $12.0 million and $13.0 million.

•	Non-GAAP net income per share between $0.11 and $0.13 assuming approximately 101 million weighted average diluted shares outstanding.

The section titled “Non-GAAP Financial Information” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

•	Event: JFrog’s Third Quarter Fiscal 2020 Financial Results Conference Call

•	Date: Wednesday, November 4, 2020

•	Time: 2:00 p.m. PT (5:00 p.m. ET)

•	Webcast link: https://investors.jfrog.com/events-and-presentations

About JFrog

JFrog is on a “Liquid Software” mission to enable the flow of software seamlessly and securely from the developer’s keystrokes to production. The end-to-end, hybrid JFrog Platform provides the tools and visibility required by modern software development organizations to fully embrace the power of DevOps. JFrog’s universal, multi-cloud DevOps platform is available as open-source, self-managed, and SaaS services on AWS, Microsoft Azure, and Google Cloud. JFrog is trusted by millions of users and thousands of customers, including a majority of the Fortune 100 companies that depend on JFrog solutions to manage their mission-critical software delivery pipelines. JFrog has offices across North America, Europe, and Asia. Learn more at jfrog.com.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the fourth quarter and for the full year of 2020, and our leadership position in the markets in which we participate. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; risk of a security breach; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our prospectus filed with the SEC pursuant to Rule 424(b), dated September 16, 2020, our quarterly report on Form 10-Q for the quarter ended September 30, 2020, and other filings and reports that we may file from time to time with the SEC. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles and (3) acquisition related costs. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition related costs. Acquisition related costs include expenses related to acquisitions of other companies. JFrog views acquisition related costs as expenses that are not necessarily reflective of operational performance during a period.

Non-GAAP weighted average share count. JFrog defines non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, basic and diluted, as GAAP weighted average shares used to compute net income (loss) per share attributable to common shareholders, basic and diluted, adjusted to reflect the ordinary shares issued in connection with the IPO that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

Additionally, JFrog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics:

JFrog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 Million or more is based on the ARR of each customer, as of the last month of the quarter.

JFrog’s net dollar retention rate compares its annual recurring revenue (“ARR”) from the same set of customers across comparable periods. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

JoAnn Horne

jhorne@marketstreetpartners.com

415-445-3240

JFrog LTD.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues
Subscription—self-managed and SaaS	$35,714	$25,070	$99,172	$66,750
License—self-managed	3,172	2,774	8,966	7,209

Total subscription revenue	38,886	27,844	108,138	73,959
Cost of revenue (1) (3)
Subscription—self-managed and SaaS	7,047	5,109	19,712	13,320
License—self-managed	214	240	642	602

Total cost of revenue—subscription	7,261	5,349	20,354	13,922

Gross profit	31,625	22,495	87,784	60,037
Operating expenses
Research and development (1) (2)	10,381	8,665	29,452	21,764
Sales and marketing (1) (2) (3)	14,839	12,042	42,744	31,784
General and administrative (1) (2)	11,804	5,108	21,748	12,991

Total operating expenses	37,024	25,815	93,944	66,539

Operating income (loss)	(5,399)	(3,320)	(6,160)	(6,502)
Interest and other income, net	384	635	1,522	2,457

Income (loss) before income taxes	(5,015)	(2,685)	(4,638)	(4,045)
Provision for income taxes	250	429	1,053	1,138

Net income (loss)	$(5,265)	$(3,114)	$(5,691)	$(5,183)

Net income (loss) per share—basic and diluted	$(0.14)	$(0.11)	$(0.18)	$(0.19)
Weighted average shares used in calculating net income (loss) per share:
Basic and Diluted	37,516	27,463	31,359	26,879

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription–self-managed and SaaS	$327	$225	$666	$422
Research and development	1,086	1,863	2,782	2,890
Sales and marketing	1,263	1,665	3,033	2,477
General and administrative	6,984	1,142	7,918	1,752

Total share-based compensation expense:	$9,660	$4,895	$14,399	$7,541

(2) Includes acquisition-related costs as follows:
Research and development	$352	$345	$1,051	$878
Sales and marketing	114	111	342	291
General and administrative	—	—	—	342

Total acquisition-related costs	$466	$456	$1,393	$1,511

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: license—self-managed	$214	$240	$642	$602
Sales and marketing	183	182	547	513

Total amortization expense of acquired intangible assets	$397	$422	$1,189	$1,115

JFrog LTD.

Condensed Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$324,288	$39,150
Short-term investments	253,748	127,331
Accounts receivable, net	25,543	24,736
Deferred contract acquisition costs	2,864	2,348
Prepaid expenses and other current assets	11,249	5,364

Total current assets	617,692	198,929
Property and equipment, net	4,497	3,532
Deferred contract acquisition costs, noncurrent	4,119	3,641
Intangible assets, net	4,419	5,608
Goodwill	17,320	17,320
Other assets, noncurrent	5,920	9,010

TOTAL ASSETS	$653,967	$238,040

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payables	$8,849	$4,990
Accrued expenses and other current liabilities	11,988	8,335
Deferred revenue	78,280	72,676

Total current liabilities	99,117	86,001
Other liabilities, noncurrent	458	—
Deferred revenue, noncurrent	8,014	9,629

Total liabilities	107,589	95,630

Convertible preferred shares	—	175,844

SHAREHOLDERS’ EQUITY (DEFICIT)
Share capital	254	80
Additional paid-in capital	616,860	31,835
Accumulated other comprehensive income	339	35
Accumulated deficit	(71,075)	(65,384)

Total shareholders’ equity (deficit)	546,378	(33,434)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$653,967	$238,040

JFrog LTD.

Condensed Consolidated Statements of Cash Flow

(In thousands; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net loss	$(5,265)	$(3,114)	$(5,691)	$(5,183)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	928	763	2,683	2,043
Share-based compansation expenses	9,660	4,894	14,399	7,541
Losses (gains) on short-term investments, net	588	(87)	1,012	(367)
Changes in operating assets and liabilities:
Accounts receivable	1,620	(736)	(807)	313
Prepaid expenses and other assets	(2,965)	150	(4,285)	(5,281)
Deferred contract acquisition costs	(549)	(471)	(994)	(1,746)
Accounts payables	1,492	856	2,273	1,306
Accrued expenses and other liabilities	1,909	156	4,063	831
Deferred revenue	3,360	2,573	3,989	5,942

Net cash provided by operating activities	10,778	4,984	16,642	5,399

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(149,718)	(20,612)	(235,773)	(132,526)
Maturities of short-term investments	39,346	19,795	105,823	22,295
Sales of short-term investments	—	—	2,598	29,160
Purchases of property and equipment	(1,105)	(296)	(2,611)	(1,383)
Payments related to business combination, net of cash acquired	—	—	—	(20,860)

Net cash used in investing activities	(111,477)	(1,113)	(129,963)	(103,314)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions and other issuance costs	397,685	—	395,211	—
Proceeds from exercise of share options	817	511	1,723	1,109

Net cash provided by (used in) financing activities	398,502	511	396,934	1,109

Net increase (decrease) in cash, cash equivalents, and restricted cash	297,803	4,382	283,613	(96,806)
Cash, cash equivalent, and restricted cash
—Beginning of period	26,753	78,600	40,943	179,788

Cash, cash equivalent, and restricted cash
—End of period	$324,556	$82,982	$324,556	$82,982

Reconciliation of cash, cash equivalents and restricted cash within the consolidated balance sheets to the amounts shown in the statements of cash flow above:
Cash and cash equivalents	$324,288	$80,909	$324,288	$80,909
Restricted cash included in prepaid expenses and other current assets	14	221	14	221
Restricted cash included in other assets, noncurrent	254	1,852	254	1,852

Total cash, cash equivalents, and restricted cash	$324,556	$82,982	$324,556	$82,982

JFrog LTD.

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin
GAAP gross profit	$31,625	$22,495	$87,784	$60,037
Plus: Share-based compensation expense	327	225	666	422
Plus: Amortization of acquired intangibles	214	240	642	602

Non-GAAP gross profit	$32,166	$22,960	$89,092	$61,061

GAAP gross margin	81.3%	80.8%	81.2%	81.2%
Non-GAAP gross margin	82.7%	82.5%	82.4%	82.6%

Reconciliation of operating expenses
GAAP research and development	$10,381	$8,665	$29,452	$21,764
Less: Share-based compensation expense	(1,086)	(1,863)	(2,782)	(2,890)
Less: Acquisition-related costs expenses	(352)	(345)	(1,051)	(878)

Non-GAAP research and development	$8,943	$6,457	$25,619	$17,996

GAAP sales and marketing	$14,839	$12,042	$42,744	$31,784
Less: Share-based compensation expense	(1,263)	(1,665)	(3,033)	(2,477)
Less: Acquisition-related costs expenses	(114)	(111)	(342)	(291)
Less: Amortization of acquired intangibles	(183)	(182)	(547)	(513)

Non-GAAP sales and marketing	$13,279	$10,084	$38,822	$28,503

GAAP general and administrative	$11,804	$5,108	$21,748	$12,991
Less: Share-based compensation expense	(6,984)	(1,142)	(7,918)	(1,752)
Less: Acquisition-related costs expenses	—	—	—	(342)

Non-GAAP general and administrative	$4,820	$3,966	$13,830	$10,897

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$(5,399)	$(3,320)	$(6,160)	$(6,502)
Plus: Share-based compensation expense	9,660	4,895	14,399	7,541
Plus: Acquisition-related costs expenses	466	456	1,393	1,511
Plus: Amortization of acquired intangibles	397	422	1,189	1,115

Non-GAAP operating income (loss)	$5,124	$2,453	$10,821	$3,665

GAAP operating margin	(13.9%)	(11.9%)	(5.7%)	(8.8%)
Non-GAAP operating margin	13.2%	8.8%	10.0%	5.0%
Reconciliation of net income (loss)
GAAP net income (loss)	$(5,265)	$(3,114)	$(5,691)	$(5,183)
Plus: Share-based compensation expense	9,660	4,895	14,399	7,541
Plus: Acquisition-related costs expenses	466	456	1,393	1,511
Plus: Amortization of acquired intangibles	397	422	1,189	1,115

Non-GAAP net income (loss)	$5,258	$2,659	$11,290	$4,984

Net income (loss) per share - basic	$0.06	$0.03	$0.12	$0.06
Net income (loss) per share - diluted	$0.05	$0.03	$0.11	$0.05
Shares used in non-GAAP per share calculations:
GAAP weighted-average shares used to compute net income per share- basic	37,516	27,463	31,359	26,879
Add:
Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	53,180	61,937	58,997	61,937

Non-GAAP weighted-average shares used to compute net income per share - basic	90,696	89,400	90,356	88,816

GAAP weighted-average shares used to compute net income per share - diluted	37,516	27,463	31,359	26,879
Add:
Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	53,180	61,937	58,997	61,937
Dilutive ordinary share equivalents	11,092	9,015	10,120	9,071

Non-GAAP weighted-average shares used to compute net income per share - diluted	101,788	98,415	100,476	97,887

JFrog LTD.

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

(In thousands; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$10,778	$4,984	$16,642	$5,399
Less: Purchases of property and equipment	(1,105)	(296)	(2,611)	(1,383)

Free cash flow	$9,673	$4,688	$14,031	$4,016